Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1-415-773-5700 orrick.com

December 14, 2022

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600

Walnut Creek, CA 94597

Re:	Central Garden & Pet Company

Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933 (the “Securities Act”):

(i)

by Central Garden & Pet Company, a Delaware corporation (the “Company”), of the following securities in an indeterminate amount, in U.S. dollars or in one or more foreign currencies: (a) debt securities of the Company, which may be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, together with Senior Debt Securities, “Debt Securities”), and which may be issued in one or more series; (b) guarantees of the Debt Securities (the “Guarantees”) by various Company subsidiaries (the “Subsidiary Guarantors”); (c) common stock of the Company, par value $0.01 per share (the “Common Stock”), including Common Stock that may be issued upon conversion of the Debt Securities, Preferred Stock (as defined below) or the Warrants (as defined below); (d) Class A common stock, par value $0.01 per share (the “Class A Common Stock”), including Class A Common Stock that may be issued upon conversion of the Debt Securities, Preferred Stock or the Warrants; (e) preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), including preferred stock that may be issued upon conversion of the Debt Securities or the Warrants; and (f) warrants to purchase Debt Securities, Common Stock, Class A Common Stock and Preferred Stock (collectively, the “Warrants”); and

(ii)	by certain selling securityholders of the Company to be named in a prospectus supplement of shares of Class A Common Stock and Common Stock

The offering of the Debt Securities and related Guarantees, the Common Stock, the Class A Common Stock, the Preferred Stock and the Warrants (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). Warrants may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank

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or trust company to be named, as warrant agent. Senior Debt Securities will be issued pursuant to an indenture dated as of March 8, 2010, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Senior Debt Trustee”) filed as Exhibit 4.6 to the Registration Statement, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Senior Debt Securities, the “Senior Debt Indenture”). The Subordinated Debt Securities will be issued under an indenture between the Company and a bank or trust company which will be identified in a Prospectus Supplement, as trustee (the “Subordinated Debt Trustee”) in the form filed as Exhibit 4.7 to the Registration Statement and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Subordinated Debt Securities, the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).

We have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as amended and restated through the date hereof, and (c) originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinions set forth below.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) the legal competence of all signatories to such documents; and (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed.

We have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more Prospectus Supplements or term sheets describing the Securities offered thereby will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating to such Securities; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement; (v) there shall not have occurred any change in law affecting the legality or enforceability of such Securities; (vi) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the Subordinated Debt Trustee will be qualified to act as trustee under the

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Subordinated Debt Indenture; (viii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (ix) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, Class A Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock, Class A Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s certificate of incorporation as then in effect; (x) the consideration received for the issuance and sale of shares of Common Stock, Class A Common Stock or Preferred Stock, as applicable, will be in an amount that is not less than the par value per share of such stock; (xi) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (xii) except as specifically covered in the opinions set forth below, each of the Warrants and Debt Securities and the applicable Warrant Agreement and Indenture constitute valid and binding obligations of each party thereto; (xiii) any Warrant Agreement will be governed by the laws of the State of New York; and (xiv) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms thereof, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company, or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions herein are limited to the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs (4) through (6) below, the laws of the State of New York.

Based upon and subject to the foregoing, we are of opinion that:

1. The Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

2. The Class A Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Class A Common Stock have been duly authorized by appropriate action of the Company; and (b) the Class A Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

3. The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) a Certificate of Designation relating to the applicable series of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

Central Garden & Pet Company

December 14, 2022

4. The Warrants will constitute valid and binding obligations of the Company at such time as: (a) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable Warrant Agreement; and (d) the Warrants have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

5. The Senior Debt Securities (including any Senior Debt Securities duly issued upon the exchange or conversion of any Senior Debt Securities that are exchangeable or convertible into another series of Senior Debt Securities) and the Guarantees will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, as applicable, at such time as: (a) the forms and the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Debt Indenture and approved by appropriate action of the Company and the Subsidiary Guarantors, as applicable; (b) the Senior Debt Securities and the Guarantees have been duly executed and delivered by the Company and the Subsidiary Guarantors, as applicable, and authenticated by the Senior Debt Trustee in accordance with the Senior Debt Indenture; and (c) the Senior Debt Securities and Guarantees have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

6. The Subordinated Debt Securities (including any Subordinated Debt Securities duly issued upon the exchange or conversion of any Subordinated Debt Securities that are exchangeable or convertible into another series of Subordinated Debt Securities) and the Guarantees will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, as applicable, at such time as: (a) the Subordinated Debt Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the Subordinated Debt Trustee; (b) the forms and the terms of the Subordinated Debt Securities and the Guarantees and their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture and approved by appropriate action of the Company and the Subsidiary Guarantors, as applicable; (c) the Subordinated Debt Securities and the Guarantees have been duly executed and delivered by the Company and the Subsidiary Guarantors, as applicable, and authenticated by the Subordinated Debt Trustee in accordance with the Indenture; and (d) the Subordinated Debt Securities and Guarantees have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

The opinions set forth in paragraphs (4) through (6) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation,

Central Garden & Pet Company

December 14, 2022

concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP